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                                                                      EXHIBIT 12
                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (dollars in millions)
                                   (unaudited)

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                                                                       YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------
                                                           2004       2003      2002       2001       2000
                                                          -------    ------    ------    -------     ------
COMPUTATION OF EARNINGS
Net income                                                 $  954    $  903    $  976    $   132     $1,002
Add: Provision for income taxes                               434       339       336        102        515
Less: Cumulative effect of accounting changes, net of tax       -         -         -        (25)         -
                                                           ------    ------    ------    -------     ------
          Income before income taxes and
               cumulative effect of accounting changes      1,388     1,242     1,312        259      1,517
Fixed charges, excluding interest on deposits                 536       573       747      1,367      1,820
                                                           ------    ------    ------    -------     ------
          Total earnings for computation,
            excluding interest on deposits                  1,924     1,815     2,059      1,626      3,337
Interest on deposits                                          677       703       897      1,478      1,768
                                                           ------    ------    ------    -------     ------
          Total earnings for computation,
            including interest on deposits                 $2,601    $2,518    $2,956    $ 3,104     $5,105
                                                           ======    ======    ======    =======     ======
COMPUTATION OF FIXED CHARGES
Net rental expense                                         $  130    $  131    $  142    $   145     $  146
                                                           ------    ------    ------    -------     ------
Portion of net rental expense deemed
    representative of interest                             $   32    $   31    $   27    $    43     $   41
Interest on short-term borrowed funds                         102       110       169        500        715
Interest on long-term debt, including capital securities      402       432       551        824      1,064
                                                           ------    ------    ------    -------     ------
          Total fixed charges, excluding interest
            on deposits                                       536       573       747      1,367      1,820
Interest on deposits                                          677       703       897      1,478      1,768
                                                           ------    ------    ------    -------     ------
          Total fixed charges, including interest
            on deposits                                    $1,213    $1,276    $1,644    $ 2,845     $3,588
                                                           ======    ======    ======    =======     ======
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
    a pre-tax basis                                             -         -         -          -          -
Total fixed charges, excluding interest on deposits        $  536    $  573    $  747    $ 1,367     $1,820
                                                           ------    ------    ------    -------     ------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits          536       573       747      1,367      1,820
Interest on deposits                                          677       703       897      1,478      1,768
                                                           ------    ------    ------    -------     ------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits       $1,213    $1,276    $1,644    $ 2,845     $3,588
                                                           ======    ======    ======    =======     ======
RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                   3.59 x    3.17 x    2.76 x     1.19 x     1.83 x
Including deposit interest                                   2.14 x    1.97 x    1.80 x     1.09 x     1.42 x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
        PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                   3.59 x    3.17 x    2.76 x     1.19 x     1.83 x
Including deposit interest                                   2.14 x    1.97 x    1.80 x     1.09 x     1.42 x
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